                              EMPLOYMENT AGREEMENT



                  EMPLOYMENT AGREEMENT, entered into the 1st day of August, 1998, effective as of the 1st day of February, 1999, between DEB SHOPS, INC., a Pennsylvania corporation with its principal offices at 9401 Blue Grass Road, Philadelphia, Pennsylvania 19114 (the "Company") and ALLAN LAUFGRABEN, an individual residing at 1900 Country Club Drive, Cherry Hill, New Jersey 08003 (the "Employee").

                  NOW, THEREFORE, in consideration of the foregoing and the promises and covenants hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

                  1. Employment. The Company hereby continues the employment of the Employee and the Employee agrees to continue his employment with the Company on the terms and conditions hereinafter set forth.

                  2. Term. The term of this Agreement shall commence on February 1, 1999 and shall expire on January 31, 2002 (the "Term"), unless this Agreement is sooner terminated in accordance with Paragraphs 5 or 6.

                  3. Duties. The Employee is presently engaged as the Company's Senior Vice President-Merchandising and he agrees to continue to perform the duties and services incident to that position, or such other or further duties and services of a similar nature as may be reasonably required of him by the Company. The Employee shall report to, and be subject to the direction and control of, the President of the Company. The Employee shall perform his duties for the Company primarily from the Company's facilities at 9401 Blue Grass Road, Philadelphia, Pennsylvania 19114, or such other similarly situated locations of the Company to which the Employee may be assigned to from time to time by the Company. Notwithstanding the foregoing, Employee acknowledges and agrees that from time to time, in the ordinary course of the business of the Company that the Employee will be required to travel, and Employee hereby agrees to undertake such travel. The Employee shall devote his full business time, attention, energies and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of the Company and of any corporate subsidiaries or affiliated companies. Nothing contained in this Section 3 shall be construed as preventing Employee from investing his personal assets, provided that no such investment (a) shall violate the provisions of Section 7 or 8 of this Agreement or (b) constitute the usurpation of a corporate opportunity of the Company. For purposes of this Section 3, a corporate opportunity shall be
(i) one presented to or made available to the Company or any affiliate of the Company and known by the Employee or (ii) an investment or acquisition known by Employee as being considered by the Company or any affiliate of the Company, but a corporate opportunity shall not include any investment opportunity presented to or made to the Company or any affiliate of the Company which neither the Company nor such affiliate elects to pursue within a reasonable time. In addition, during the Term or extended term of this Agreement, the Employee may serve on corporate, civic or charitable boards or committees, except boards or committees of corporations that compete with the Company.

                  4. Compensation; Expenses.

                    (a) Salary. The Employee shall be paid a salary at the rate of $325,000 per annum (the "Base Salary"). The Base Salary shall be paid in arrears in accordance with the Company's regular payroll practices. The Base Salary may be increased, but shall not be decreased, during the Term or extended term of this Agreement.

                    (b) Bonus.

                        (i) Employee shall be entitled to receive an annual
                  bonus ("Bonus"), in the manner set forth below, based on the increase in earnings before interest and taxes ("EBIT") of the Company, including its apparel subsidiaries, but excluding any subsidiary not engaged in the apparel business and further excluding Tops `N Bottoms of New York, Inc., on a consolidated basis, in accordance with GAAP consistantly applied (the "Base Company").

                        (ii) In the event of an acquisition by the Company of a
                  subsidiary whose merchandising does not come under the supervision of Employee, the EBIT for such subsidiary shall be excluded from the EBIT of the Company for purposes of determining Employee's Bonus.

                        (iii) The Bonus shall be determined as follows:

                                (A) The Bonus will equal four (4%) percent of
                            the increase in EBIT for each fiscal year over the preceding fiscal year.

                                (B) Notwithstanding the preceding Subsection
                            4(b)(iii)(A), in the event that the Base Company sustains an operating loss in any fiscal year, the Bonus will be deemed earned if such operating loss is less than any operating loss sustained by the Base Company in the preceding fiscal year; in any such event, the Bonus will be four percent (4%) of the reduction in the operating loss from the previous year to the current year.

                                (C) Notwithstanding the preceding Subsection
                            4(b)(iii)(A) and (B), in the event that the EBIT for any fiscal year during the term of this Agreement decreases, then and in such event, the Bonus for an increase in EBIT in a subsequent fiscal year during the term of this Agreement shall be based on the increase in EBIT for such fiscal year over the preceding fiscal year which did not experience a decrease in EBIT.

                        (iv) The Bonus shall be calculated (based on the audited
                  financial statements of the Company) and paid no later than April 15 of each fiscal year for the fiscal year ending January 31 of each year. The first calculation of the Bonus shall be for the fiscal year ending January 31, 2000.

                        (v) Notwithstanding the provisions of this Section 4(b),
                  in no event shall the Bonus exceed $300,000.

                    (c) Stock Options. On or before October 31, 1998, the Company shall issue to Employee options to purchase up to 150,000 shares of the Common Stock of the Company in accordance with the vesting schedule set forth on
Schedule 4(c) attached, and pursuant to the provisions of the Company's Incentive Stock Option Plan, and subject to applicable law. A copy of the Company's Incentive Stock Option Plan was delivered to the Employee. In the event that the Employee voluntarily terminates his employment, or in the event that the Company terminates the Employee for cause as provided in Section 6(a) of this Agreement, any options which have not vested as of the date of such termination of employment shall be deemed to have terminated.

                    (d) Fringe Benefits. The Employee shall be entitled to such benefits and perquisites as are provided under the Company's standard executive benefit package to the extent and on the same terms and conditions as are accorded to other executives of the Company, provided however nothing herein, except as provided in Section 4(c) above, shall be deemed to require grants or awards to Employee under any benefit plans which provide for grants or awards at the discretion of any Board of Directors or any committee thereof or administrator. Throughout the Term of this Agreement, the Company will furnish the Employee with an automobile similar to that provided to other executive officers in accordance with Company policy and will pay all reasonable expenses incurred in connection with its operation. Nothing herein shall require Company to establish, maintain or continue any of the fringe benefits already in existence or hereafter adopted for employees of the Company, nor restrict the right of the Company to amend, modify or terminate such fringe benefit programs in a manner which does not discriminate against Employee as compared to other executive employees of the Company. The Employee shall also be entitled to up to three (3) weeks' paid vacation during each year of this Agreement. Any vacations shall be taken at such times as are mutually convenient for the Company and the Employee.

                    (e) Business Expenses. The Company will pay, or reimburse the Employee for, all ordinary and reasonable out-of-pocket business expenses incurred by Employee in connection with his performance of services hereunder upon the Employee's submission of a written, itemized account of such business expenses in accordance with the Company's expense authorization and approval procedures then in effect.

                  5. Death or Disability of the Employee.

                    (a) Death. In the event of the death of the Employee during the Term or extended term of this Agreement, this Agreement shall terminate effective as of the date of the Employee's death, and the Company shall not have any further obligation or liability hereunder except that the Company shall pay to Employee's estate, as soon as practicable (i) any accrued and unpaid Base Salary, (ii) a pro rata portion of any Bonus (based upon the period of Employee's employment) otherwise payable with respect to the fiscal year in which Employee died, (iii) the amount of any Bonus for prior periods which Bonus was earned but not paid prior to Employee's death, and (iv) unreimbursed business expenses for which Employee is entitled to be reimbursed under Section 4 of this Agreement to the date of the Employee's death.

                    (b) Disability. In the event of the Total Disability (as hereafter defined) of the Employee, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee 90 days prior written notice thereof, and, upon expiration of such 90-day period, the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Employee, as soon as practicable (i) any accrued and unpaid Base Salary, (ii) a pro rata portion (based upon the period of Employee's employment) of any Bonus otherwise payable with respect to the fiscal year in which Employee became totally Disabled, (iii) the amount of any Bonus for prior periods which Bonus was earned but not paid prior to Employee's Total Disability, and (iv) any unreimbursed business expenses in accordance with the provisions of Paragraph 4 hereof to the date of such Total Disability; provided, however, that if the Employee, during any period of disability, receives any periodic payments representing lost compensation under any disability insurance plan, the premiums for which have been paid by the Company, the amount of compensation that the Employee would be entitled to receive from the Company during such period of disability shall be decreased by the amounts of such payments.

                    The term "Total Disability", when used herein, shall mean a mental, emotional or physical condition which has rendered the Employee for a period of 180 consecutive days, or for a total of 180 days during any period of 12 consecutive months, during the term of this Agreement unable or incompetent to carry out, on a substantially full time basis, the Employee's normal and customary job responsibilities he held or tasks that he was assigned at the time the disability was incurred. The Employee agrees, in the event of any dispute as to the determination made pursuant to this Paragraph 5, to submit to a physical or other examination by a licensed physician approved by Company, and such physician's determination and resolution of the dispute shall be binding and conclusive. During the period in which the determination of the Employee's Total Disability shall be under review, the Employee shall continue to be treated for all purposes of this Agreement as an employee of the Company, enjoying the full status with full pay to which he would otherwise be entitled under this Agreement.

                  6. Termination.

                    (a) Termination by Company for Cause. Company shall have the right to terminate this Agreement and employment hereunder "for cause" by giving Employee ten (10) days advance written notice to that effect. Any such termination of employment shall be effective on the date specified in such notice. In the event of such termination for cause, Company shall pay to Employee (i) his accrued and unpaid Base Salary to the effective date of the termination, and (ii) any business expenses remaining unpaid on the effective date of the termination for which Employee is entitled to be reimbursed under
Section 4 of this Agreement. For the purpose of this Agreement, "for cause" shall mean (i) commission of a willful act of dishonesty in the course of Employee's duties hereunder which injures Company, (ii) conviction by a court of competent jurisdiction of a crime constituting a felony or conviction in respect of any act involving fraud, dishonesty, or moral turpitude, (iii) Employee's continued, habitual intoxication or performance under the influence of controlled substances, after Company shall have provided written notice to Employee and given Employee 30 days within which to commence rehabilitation with respect thereto, and Employee shall have failed to commence or thereafter complete such rehabilitation, (iv) frequent or extended absenteeism (not as a result of incapacity or disability) resulting in a material failure by Employee in the performance of his duties hereunder and which shall not have been cured within 30 days after Company shall have advised Employee in writing of its intention to terminate Employee's employment in accordance with the provisions of this Subsection 6(a), in the event such condition shall not have been cured,
(v) engaging in any act which has the potential for material injury to Company and which shall not have been cured within thirty days after Company shall have advised Employee in writing of its intention to terminate Employee's employment in accordance with the provisions of this Subsection 6(a), in the event such act shall not have been cured, (vi) any act constituting a violation of the written firearm and dangerous weapons policy of Company, a copy of which has been provided to the Employee, or (vii) breach of any of the provisions of Sections 7 or 8 of this Agreement or non-compliance with or breach of any of the material terms or provisions of this Agreement, which shall not have been cured within thirty (30) days after the Company shall have advised the Employee in writing of its intention to terminate the Employee's employment in accordance with the provisions of this Subsection 6(a), in the event such act shall not have been cured.

                    (b) Termination Without Cause. The Company shall have the right to terminate Employee's employment without cause. In the event of such termination, or if the Employee resigns for Good Reason (as hereafter defined) Company shall pay Employee an amount equal to the lesser of (i) Employee's remaining Base Salary for the balance of the Term or (ii) six (6) months Base Salary. This provision shall only apply to the initial Term of this Agreement and not to any extensions of this Agreement. Upon such payment, Company shall have no further obligations with respect to Employee. "Good Reason" shall mean the resignation of the Employee from employment by the Company as a result of a reduction in his Base Salary or Bonus, or a substantial diminution in his duties, responsibilities or reporting responsibility, without his express prior written consent.

                    (c) Pro Rata Payments. In the event of the termination of Employee as described in Sections 6 (a) and (b), Company shall pay to Employee
(i) a pro rata portion of any Bonus for the year in which termination occurs, such bonus prorated based upon the date of such termination, (ii) the amount of any Bonus for prior fiscal years which Bonus was earned but not paid prior to Employee's termination and (iii) unreimbursed business expenses for which Employee is entitled to be reimbursed under Section 4 of this Agreement to the date of Employee's termination. In the event that the Employee's employment is terminated in connection with any Change in Control of the Company (as hereafter defined) the Company shall pay to the Employee as liquidated damages the remaining portion of employee's Base Salary under this Agreement, in which event the Employee's Base Salary shall be paid in the manner described in Section 4(a). A "Change in Control of the Company" shall mean (i) an acquisition (other than directly from the Company) of any Voting Securities by any "Person" (as such term is defined in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities, provided that Marvin Rounick and Warren Weiner own less than 50% of the Company's then outstanding Voting Securities, or (ii) approval by stockholders of the Company of (A) a merger, consolidation or reorganization involving the Company, pursuant to which Marvin Rounick and Warren Weiner own less than 50% of the Company's then outstanding Voting Securities, (B) a complete liquidation or dissolution of the Company, or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary or affiliate of the Company).

                  7. Confidential and Proprietary Information. Employee recognizes and acknowledges that he will have access to certain confidential information of the Company and its affiliates and that such information constitutes valuable, special and unique property of the Company and its affiliates. Employee agrees that he will not, for any reason or purpose whatsoever, during or after the term of his employment, disclose any of such confidential information to any party without express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder. Employee further specifically agrees:

                    (a) All proprietary business and technical information (whether written or oral) disclosed in connection with this Agreement or otherwise known to the Employee regarding the Company shall be received and retained by the Employee as strictly confidential, and such information shall only be disseminated internally within the Company and its affiliates and on a need-to-know basis.

                    (b) All business or technical information identified by the Company or reasonably identifiable and of which the Employee became aware in the conduct of his duties hereunder and which is proprietary to the Company shall be and remain the exclusive property of the Company at all times and shall be returned to the Company upon its request or upon termination or cancellation of this Agreement. In the event that Employee is required by legal process to disclose any confidential information, Employee shall, provided Employee is not prohibited by law or has reasonable grounds to believe Employee is not prohibited by law provide the Company with prompt notice of such requirement so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that a protective order is obtained, Employee shall use reasonable efforts to assure that all such information disclosed will be covered by such order or other remedy. Whether or not such protective order or other remedy is obtained, or that the Company waives compliance with the provisions of this Agreement, Employee will disclose only that portion of such information which Employee is legally required to disclose.

                  Notwithstanding the foregoing, there shall be no obligation to retain as confidential information which is in the public domain at the time of receipt or comes into the public domain without breach of this Agreement.

                  8. Equitable Relief.

                    (a) The Employee acknowledges that by reason, among others, of the uniqueness of the Company's business, that the covenants set forth in
Section 7 are reasonable and necessary for the protection of the Company's legitimate business interests.

                    (b) The Employee hereby acknowledges that irreparable harm will result to the Company in the event of the breach of any of the covenants contained in Section 7. In the event that the Employee breaches any of the covenants contained in Section 7, the Employee agrees that in addition to all other remedies or damages which may be available to the Company, the Company shall be entitled to seek and obtain both temporary and permanent restraining orders or injunctions or similar equitable relief issued by a court to prevent the violation of any of the covenants made by the Employee pursuant to this Agreement, without any necessity to prove actual damages.

                    (c) The Employee expressly acknowledges and agrees that the provisions of Section 7 shall survive the termination of this Agreement.

                  9. Severability; Governing Law; Jurisdiction.

                    (a) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of Section 7 hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                    (b) This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Pennsylvania.

                    (c) Each of the parties hereto submits to the exclusive jurisdiction and venue of the appropriate state court in Montgomery County, Pennsylvania or the federal courts of the Eastern District of Pennsylvania, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding shall be heard and determined exclusively in such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.

                  10. Notices. All notices, requests, demands, claims, and other communications hereunder (each, a "Notice") will be in writing, and sent by registered or certified mail, return receipt requested, postage prepaid, by overnight courier service, or by any other means reasonably calculated to provide notice (including personal delivery, expedited courier, messenger service, telecopy, telex, or ordinary mail) and addressed to the intended recipient as set forth below:

            If to the Employee:              Copy to:

            Allan Laufgraben                 Steven R. Tanenbaum, Esquire
            1900 Country Club Drive          Corwin, Solomon & Tanenbaum, PC
            Cherry Hill, NJ  08003           501 Fifth Avenue
                                             New York City, NY  10017


            If to the Company:               Copy to:

            Marvin Rounick, President        Barry H. Frank, Esquire
            Deb Shops, Inc.                  Mesirov Gelman Jaffe
            9401 Blue Grass Road             Cramer & Jamieson, LLP
            Philadelphia, PA 19114           1735 Market Street
                                             Philadelphia, PA  19103
                                       7

                      A Notice shall be deemed to have been duly given when it actually is received or when receipt is refused by the intended recipient. Any party may change the address to which Notices hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                  11. Miscellaneous.

                    (a) This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes any prior or contemporaneous understandings, agreements, or representations by or between the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.

                    (b) This Agreement shall be binding upon and inure to the benefit of the parties named herein and their successors and permitted assigns. The services provided by the Employee under this Agreement are of a personal nature, and the Employee shall not assign, convey or transfer this Agreement or any part of his rights under this Agreement without the prior written consent of the Company. The Company may directly or indirectly assign any or all of its rights hereunder to any affiliate, or to any successor to substantially all of the assets or business of the Company. In the event that Company assigns any of its rights or obligations hereunder to any of its affiliates, the Company will remain liable for the obligations hereunder. In the event that the Company assigns this Agreement to a purchaser of all or substantially all of the assets and business of the Company, the Company's obligations hereunder will cease, provided the purchaser assumes such obligations in writing, and further provided that such purchaser is not an affiliate of the Company. As used in this Agreement the term "Company" shall mean both the Company as defined above and any such successor that assumes this Agreement by operation of law or otherwise.

                    (c) No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any party of any provision hereof shall be deemed to extend to any prior or subsequent breach of any such provision or constitute a waiver of any other provision hereof or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                    (d) The headings contained herein are inserted for convenience only and shall not be deemed to have any substantive meaning.

                    (e) The Company shall reimburse the Employee for reasonable attorneys' fees incurred by the Employee in the review and negotiation of this Agreement, up to a maximum of $2,000.

                    (f) The Company shall maintain officer's liability insurance on behalf of the Employee during the Term and any extended term of this Agreement. Following the termination of the Employee's employment, the Employee shall retain all rights to indemnification under applicable law or under the Company's Certificate of Incorporation or By-Laws, as they may be amended or restated from time to time.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                 DEB SHOPS, INC.


                                 By:    /s/   MARVIN ROUNICK
                                     -------------------------------------
                                              MARVIN ROUNICK, PRESIDENT

                                        /s/   ALLAN LAUFGRABEN
                                     -------------------------------------
                                              ALLAN LAUFGRABEN

                                  SCHEDULE 4(c)



                  The Employee's entitlement to exercise the options described in Section 4(c) of the Employment Agreement effective February 1, 1999, between Deb Shops, Inc. and the Employee shall vest in accordance with the following schedule:
                                                  Number of Shares which may
                                                     be Acquired pursuant
                  Vesting Date                        to Option Exercise
                  ------------                        ------------------


                  January 31, 2000                           50,000

                  July 31, 2000                              25,000
                  January 31, 2001                           25,000
                  July 31, 2001                              25,000
                  January 31, 2002                           25,000
                                                            -------
                  TOTAL                                     150,000
                                                            =======